SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 17, 2023

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	+1 (646) 416-8000
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 17, 2023, the management and the Audit Committee of the Board of Directors of Nemaura Medical, Inc. (the “Company”) concluded that the following financial statements should be restated and should no longer be relied upon:

(i)	The Company’s unaudited condensed consolidated financial statements for the three months ended June 30, 2022 included in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2022 (the “Q1 2022 10-Q”); and
(ii)	The Company’s unaudited condensed consolidated financial statements for the three and six months ended September 30, 2022 included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2022 (the “Q2 2022 10-Q” and together with the Q1 2022 10-Q, the “Filings”).

The following errors impacted the Filings: (i) not translating correctly the foreign currency balance for a mark-to-market contract; and (ii) not including certain debt issuance costs in the computation of the effective interest rate for a loan note.

The Company has determined that the reporting effects of the above errors had a material impact to the Company’s unaudited condensed consolidated financial statements of the Company for the three months ended June 30, 2022, as reported in the Q1 2022 10-Q, and for the three and six months ended September 30, 2022, as reported in the Q2 2022 10-Q. As a result, the unaudited condensed consolidated financial statements for the three months ended June 30, 2022 and the unaudited condensed consolidated financial statements for the three and six months ended September 30, 222 will be restated, and the Company will file an amendment to the Q1 2022 10-Q and the Q2 2022 10-Q with the SEC.

The errors had the effects as shown below:

(i)	Decreasing the Company’s net loss for the three months ended June 30, 2022, as reported in the Q1 2022 10-Q, by approximately $90,000 to approximately $3,889,000;

(ii)	Decreasing the Company’s net loss for the three months ended September 30, 2022, as reported in the Q2 2022 10-Q, by approximately $223,000 to approximately $3,856,000; and

(iii)	Decreasing the Company’s net loss for the six months ended September 30, 2022, as reported in the Q2 2022 10-Q, by approximately $313,000 to approximately $7,745,000.

	Three Months Ended June 30, 2022
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)	As Previously Reported ($)	Restatement Impacts ($)	As Restated ($)
General and administrative expenses	1,880,938	225,897	2,106,835
Loss from operations	(2,210,993)	(225,897)	(2,436,890)
Interest expense	(1,768,304)	316,284	(1,452,020)
Net loss	(3,979,297)	90,387	(3,888,910)

	Three Months Ended September 30, 2022			Six Months Ended September 30, 2022
Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)	As Previously Reported ($)	Restatement Impacts ($)	As Restated ($)	As Previously Reported ($)	Restatement Impacts ($)	As Restated ($)
General and administrative expenses	2,319,972	(337,130)	1,982,842	4,200,910	(111,233)	4,089,677
Loss from operations	(2,575,363)	337,130	(2,238,233)	(4,786,356)	111,233	(4,675,123)
Interest expense	(1,503,114)	(114,353)	(1,617,467)	(3,271,418)	201,931	(3,069,487)
Net loss	(4,078,477)	222,777	(3,855,700)	(8,057,774)	313,164	(7,744,610)

The errors do not impact the Company’s previously reported sales, gross profit, or cash positions in any period.

The errors had the effect as shown below:

(i)	Increasing the Company’s net loss for the three months ended June 30, 2022, as reported in the Q1 2022 10-Q;
(ii)	Decreasing the Company’s net loss for the three months ended September 30, 2022, as reported in the Q2 2022 10-Q; and
(iii)	Decreasing the Company’s net loss for the six months ended September 30, 2022, as reported in the Q2 2022 10-Q.

The errors do not impact the Company’s previously reported sales, gross profit, cash flows or cash positions in any period.

The Company’s management concluded that in light of the errors mentioned above, a material weakness existed in the Company’s internal control over financial reporting related to accounting for loan interest and mark-to-market adjustment (liability) as of June 30, 2022 and September 30, 2022, and the Company’s disclosure controls and procedures were not effective as of such dates. The Company’s remediation plan with respect to such material weaknesses will be described in more detail in the amendment to be filed to each of the Q1 2022 10-Q and the Q2 2022 10-Q.

The Company’s management and its Board of Directors have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm.

As a result of the above, the Company's Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2022 is expected to be delayed beyond the February 21, 2023 extended deadline.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEMAURA MEDICAL INC.

By:	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury Chief Executive Officer

Date: February 21, 2023